UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2020

ARC Document Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12657 Alcosta Blvd., Suite 200
San Ramon, California 94583
(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code): (925) 949-5100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 7, 2020, ARC Document Solutions, Inc. (the “Company”) received a notification letter (the “Notice”) from the New York Stock Exchange (the “NYSE”) advising that the Company is not in compliance with Section 802.01C of the NSYE’s Listed Company Manual because the 30-day trading-day average closing share price of the Company’s common stock was $0.93 as of April 6, 2020, which was below the NYSE $1.00 price standard (“Minimum Share Price Requirement”).

The Company plans to notify the NYSE of its intent to cure the deficiency and return to compliance with the NYSE continued listing requirements. In addition, the Company intends to monitor the closing share price of its common stock and consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the Minimum Share Price Requirement by October 7, 2020.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.
2020 Voluntary Temporary Base Salary Reductions

On April 7 and 8, 2020, in response to the COVID-19 global pandemic, the Company entered into amendments to the executive employment agreements with each of Kumarakulasingam Suriyakumar, President and Chief Executive Officer; Jorge Avalos, Chief Financial Officer; Dilantha Wijesuriya, Chief Operating Officer, and Rahul K. Roy, Chief Technology Officer (collectively, the “Amendments”) providing for temporary base salary reductions. The Amendments provide for the following base salary reductions, not to exceed three months: (a) in the case of Mr. Suriyakumar, a fifty-percent (50%) temporary base salary reduction, and (b) in the case of each of Messrs. Avalos, Wijesuriya and Roy, a thirty-five percent (35%) temporary base salary reduction.

The foregoing summary of the Amendments is not a complete description of the terms of such amendments and is qualified by reference to the full text of such amendments, which are attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4 and incorporated by reference herein.

Item 8.01.  Other Events.

On April 10, 2020, the Company issued a press release regarding the matters discussed in Items 3.01 and 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Amended and Restated Executive Employment Agreement between ARC Document Solutions, Inc. and Kumarakulasingam Suriyakumar

10.2	Amendment No. 4 to Amended and Restated Executive Employment Agreement between ARC Document Solutions, Inc. and Jorge Avalos

10.3	Amendment No. 3 to Amended and Restated Executive Employment Agreement between ARC Document Solutions, Inc. and Dilantha Wijesuriya

10.4	Amendment No. 3 to Amended and Restated Executive Employment Agreement between ARC Document Solutions, Inc. and Rahul Roy

99.1	ARC Document Solutions, Inc. Press Release, dated April 10, 2020

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2020	ARC DOCUMENT SOLUTIONS, INC.
	By:	/s/ Jorge Avalos
Jorge Avalos
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Amended and Restated Executive Employment Agreement between ARC Document Solutions, Inc. and Kumarakulasingam Suriyakumar

10.2	Amendment No. 4 to Amended and Restated Executive Employment Agreement between ARC Document Solutions, Inc. and Jorge Avalos

10.3	Amendment No. 3 to Amended and Restated Executive Employment Agreement between ARC Document Solutions, Inc. and Dilantha Wijesuriya

10.4	Amendment No. 3 to Amended and Restated Executive Employment Agreement between ARC Document Solutions, Inc. and Rahul Roy

99.1	ARC Document Solutions, Inc. Press Release, dated April 10, 2020